Pricing Supplement dated: March 30, 1999                        Rule 424(b)(3)
(To Prospectus dated January 24, 1997 and                   File No. 333-17003
Prospectus Supplement dated January 28, 1997)

                NATIONAL CONSUMER COOPERATIVE BANK
                        Medium-Term Notes
         Due from 9 Months to 30 Years from Date of Issue
                          Floating Rate
______________________________________________________________________________
Principal Amount:  $12,500,000          Initial Interest Rate: 5.66%

Agent's Discount or
Commission: $25,000 (.20%)              Original Issue Date: April 1, 1999

Net Proceeds to Issuer: $12,475,000     Stated Maturity Date: September 29, 2000
______________________________________________________________________________
Calculation Agent: First Chicago

Interest Calculation:
     X Regular Floating Rate Note              Floating Rate/Fixed Rate Note
       Inverse Floating Rate Note              (Fixed Rate Commencement Date):
        (Fixed Interest Rate):                 (Fixed Interest Rate):

Interest Rate Basis:
       CD Rate                     Prime Rate          Federal Funds Rate
       Commercial Paper Rate     X LIBOR- 3 month      Treasury Rate
       Other (see attached)        CMT Rate

If LIBOR:
       LIBOR Reuters
     X LIBOR Telerate

If CMT Rate:

    Designated CMT Telerate Page:
    Designated CMT Maturity Index:

Index Currency:

Initial Interest Reset Date: June 29, 1999            Spread (+/-): + 66 bps
Interest Reset Dates: 29th of June, Sept,
December, and March                                   Spread Multiplier:
Interest Reset Period: Quarterly                      Maximum Interest Rate:
Interest Payment Period: Quarterly                    Minimum Interest Rate:
Interest Payment Dates: 29th of June, Sept,
December, and March
Index Maturity:

Day Count Convention:
     X Actual/360 for the period from 4/1/99  to 9/29/00
       Actual/Actual for the period from _______ to _______
       30/360 for the period from _______ to _______

Redemption:
     X The Notes cannot be redeemed prior to the Stated Maturity Date.
       The Notes can be redeemed prior to Stated Maturity Date.
         Initial Redemption Date:
         Initial Redemption Percentage:____%
         Annual Redemption Percentage Reduction ____% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
     X The Notes cannot be repaid prior to the Stated Maturity Date.
       The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Date(s):

Currency:
    Specified Currency: ___________________ (if other than U.S. dollars, see attached)
    Minimum Denominations: ______________ (applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:     Yes  x No
    Total Amount of OID:
    Initial Period:

Agent:  X Goldman, Sachs & Co.
          Morgan Stanley & Co. Incorporated
          Other _______________

Agent acting in the capacity as indicated below:
       Agent      X Principal

If as Principal:
       The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
     X The Notes are being offered at a fixed initial public offering price of 100 % of the Principal Amount.

If as Agent:
    The Notes are being offered at a fixed initial public offering price of ____% of the Principal Amount.

Other provisions:


Terms are not completed for certain items above because such items are not applicable.

Pricing Supplement dated: March 30, 1999                        Rule 424(b)(3)
(To Prospectus dated January 24, 1997 and                   File No. 333-17003
Prospectus Supplement dated January 28, 1997)

                NATIONAL CONSUMER COOPERATIVE BANK
                        Medium-Term Notes
         Due from 9 Months to 30 Years from Date of Issue
                          Floating Rate
______________________________________________________________________________
Principal Amount:  $10,000,000            Initial Interest Rate:  5.75%

Agent's Discount or
Commission: $25,000 (.25%)                Original Issue Date:  April 1, 1999

Net Proceeds to Issuer: $9,975,000        Stated Maturity Date: April 2, 2001
______________________________________________________________________________
Calculation Agent: First Chicago

Interest Calculation:
     X Regular Floating Rate Note               Floating Rate/Fixed Rate Note
       Inverse Floating Rate Note               (Fixed Rate Commencement Date):
         (Fixed Interest Rate):                 (Fixed Interest Rate):

Interest Rate Basis:
       CD Rate                   Prime Rate          Federal Funds Rate
       Commercial Paper Rate   X LIBOR- 3 month      Treasury Rate
       Other (see attached)      CMT Rate

If LIBOR:
       LIBOR Reuters
     X LIBOR Telerate

If CMT Rate:

    Designated CMT Telerate Page:
    Designated CMT Maturity Index:

Index Currency:

Initial Interest Reset Date: July 2, 1999             Spread (+/-): + 75 bps
Interest Reset Dates: 2nd of Jan, Apr, Jul,
and Oct                                               Spread Multiplier:
Interest Reset Period: Quarterly                      Maximum Interest Rate:
Interest Payment Period: Quarterly                    Minimum Interest Rate:
Interest Payment Dates: 2nd of Jan, Apr,
Jul, and Oct
Index Maturity:

Day Count Convention:
     X Actual/360 for the period from 4/01/99 to 4/02/01
       Actual/Actual for the period from _______ to _______
       30/360 for the period from _______ to _______

Redemption:
     X The Notes cannot be redeemed prior to the Stated Maturity Date.
       The Notes can be redeemed prior to Stated Maturity Date.
         Initial Redemption Date:
         Initial Redemption Percentage:____%
         Annual Redemption Percentage Reduction ____% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
     X The Notes cannot be repaid prior to the Stated Maturity Date.
       The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
         Optional Repayment Date(s):

Currency:
    Specified Currency: ___________________ (if other than U.S. dollars, see attached)
    Minimum Denominations: ______________ (applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:     Yes  X No
    Total Amount of OID:
    Initial Period:

Agent:    X Goldman, Sachs & Co.
            Morgan Stanley & Co. Incorporated
            Other _______________

Agent acting in the capacity as indicated below:
       Agent     X Principal

If as Principal:
       The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
     X The Notes are being offered at a fixed initial public offering price of 100 % of the Principal Amount.

If as Agent:
    The Notes are being offered at a fixed initial public offering price of ____% of the Principal Amount.

Other provisions:


Terms are not completed for certain items above because such items are not applicable.

Pricing Supplement dated: March 30, 1999                        Rule 424(b)(3)
(To Prospectus dated January 24, 1997 and                   File No. 333-17003
Prospectus Supplement dated January 28, 1997)


                NATIONAL CONSUMER COOPERATIVE BANK
                        Medium-Term Notes
         Due from 9 Months to 30 Years from Date of Issue
                          Floating Rate
______________________________________________________________________________
Principal Amount: $22,500,000                   Initial Interest Rate: 5.75%

Agent's Discount or
Commission: $56,250 (.25%)                Original Issue Date:   April 1, 1999

Net Proceeds to Issuer: $22,443,750       Stated Maturity Date: April 2, 2001
______________________________________________________________________________
Calculation Agent: First Chicago

Interest Calculation:
     X Regular Floating Rate Note           Floating Rate/Fixed Rate Note
       Inverse Floating Rate Note           (Fixed Rate Commencement Date):
         (Fixed Interest Rate):             (Fixed Interest Rate):

Interest Rate Basis:
       CD Rate                     Prime Rate          Federal Funds Rate
       Commercial Paper Rate     X LIBOR- 3 month      Treasury Rate
       Other (see attached)        CMT Rate

If LIBOR:
       LIBOR Reuters
     X LIBOR Telerate

If CMT Rate:

    Designated CMT Telerate Page:
    Designated CMT Maturity Index:

Index Currency:

Initial Interest Reset Date: July 2, 1999             Spread (+/-): + 75 bps
Interest Reset Dates: 2nd of Jan, Apr,
Jul, and Oct                                          Spread Multiplier:
Interest Reset Period: Quarterly                      Maximum Interest Rate:
Interest Payment Period: Quarterly                    Minimum Interest Rate:
Interest Payment Dates: 2nd of Jan, Apr,
Jul, and Oct
Index Maturity:

Day Count Convention:
     X Actual/360 for the period from 4/01/99 to 4/02/01
       Actual/Actual for the period from _______ to _______
       30/360 for the period from _______ to _______

Redemption:
     X The Notes cannot be redeemed prior to the Stated Maturity Date.
       The Notes can be redeemed prior to Stated Maturity Date.
         Initial Redemption Date:
         Initial Redemption Percentage:____%
         Annual Redemption Percentage Reduction ____% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
     X The Notes cannot be repaid prior to the Stated Maturity Date.
       The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
         Optional Repayment Date(s):

Currency:
    Specified Currency: ___________________ (if other than U.S. dollars, see attached)
    Minimum Denominations: ______________ (applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:     Yes  X No
    Total Amount of OID:
    Initial Period:

Agent:      Goldman, Sachs & Co.
          X Morgan Stanley & Co. Incorporated
            Other _______________

Agent acting in the capacity as indicated below:
       Agent    X  Principal

If as Principal:
       The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
     X The Notes are being offered at a fixed initial public offering price of 100 % of the Principal Amount.

If as Agent:
    The Notes are being offered at a fixed initial public offering price of ____% of the Principal Amount.

Other provisions:

Terms are not completed for certain items above because such items are not applicable.